QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3.1

RESOLUTION OF THE WASHINGTON MUTUAL, INC.
DIRECTORS' HUMAN RESOURCES COMMITTEE
AMENDMENT TO THE WASHINGTON MUTUAL, INC.
2003 EQUITY INCENTIVE PLAN

WHEREAS, Washington Mutual, Inc. (the "Company") maintains the Washington Mutual, Inc. 2003 Equity Incentive Plan (the "Plan) for the benefit of its eligible employees; and

WHEREAS, Section 16.1 of the Plan authorizes the Human Resources Committee of the Board of Directors (the "Committee") amend the Plan to the extent permissible under applicable laws, regulations or stock exchange rules; and

WHEREAS, the Company agreed to amend the Plan as set forth in the Attachment in order to obtain Institutional Shareholder Services' recommendation that the Plan be approved;

NOW THEREFORE IT IS RESOLVED, that effective July 15, 2003, the Plan is amended as set forth in Attachment A.

ATTACHMENT A

AMENDMENT TO THE WASHINGTON MUTUAL, INC.
2003 EQUITY INCENTIVE PLAN
(AMENDMENT NO. 1)

Section 4.3(b) is replaced in its entirety by the following:

        (b)   Subject to adjustment as provided in Section 15.1 and without regard to Options or Stock Appreciations Rights: (i) the maximum aggregate number of shares that may be issued pursuant to Awards shall not exceed 13,000,000, and (ii) the maximum aggregate number of shares that may be issued pursuant to Awards that either contain no restrictions or are subject to restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement, or Disability) shall not exceed 4,350,000.

QuickLinks

RESOLUTION OF THE WASHINGTON MUTUAL, INC. DIRECTORS' HUMAN RESOURCES COMMITTEE AMENDMENT TO THE WASHINGTON MUTUAL, INC. 2003 EQUITY INCENTIVE PLAN
AMENDMENT TO THE WASHINGTON MUTUAL, INC. 2003 EQUITY INCENTIVE PLAN (AMENDMENT NO. 1)